UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 27, 2005


                          MONTGOMERY REALTY GROUP, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                      000-30724               88-0377199
-------------------------------         ------------         -------------------
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)

            400 Oyster Point Blvd., Suite 415
             South San Francisco, California                   94080
        ----------------------------------------             ----------
        (Address of principal executive offices)             (Zip Code)

                                 (650) 266-8080
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On July 27, 2005, Montgomery Realty Group, Inc., or Montgomery, closed the sale of the Front Street Office Building in San Francisco, California, a three-story building in downtown San Francisco, to Dinesh Maniar, Montgomery's president and principal shareholder, from whom Montgomery purchased the building in July 2003. The $4,700,000 purchase price was determined taking into consideration Montgomery's use of cash related to the renovation of the Front Street Office Building in 2003 and 2005 of $134,000 and $64,717, respectively (no cash was used in 2004), and the July 2003 purchase price.

         Prior to closing, the parties agreed to amend the purchase and sale agreement to increase the original purchase price by $150,000 to $4,850,000 in order to permit Montgomery to pay the outstanding balance of approximately $150,000 to a third-party architect for services connected with the building's proposed renovation, using the cash placed in escrow by Mr. Maniar as part the increased purchase price. Mr. Maniar paid the purchase price with a combination of cash and the assumption of the first mortgage loan of approximately $2,800,000 and the second mortgage loan of approximately $900,000.

         The sale of the Front Street Office Building provided Montgomery with net cash proceeds of approximately $965,000. The sale was for $770,505, or 18.9%, more than the property's adjusted book value of $4,079,495 at December 31, 2004, and $430,000, or 9.7%, greater than its appraised value of $4,420,000 as of April 2005. The net cash infusion of approximately $965,000 significantly increases Montgomery's liquidity and puts Montgomery in a position to continue its strategic repositioning of assets.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 MONTGOMERY REALTY GROUP, INC.



Date:  August 2, 2005                            By  /s/ Dinesh Maniar
                                                    ---------------------------
                                                    Dinesh Maniar
                                                    Chief Executive Officer

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